Exhibit 10.41A

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into effective as of the 1st day of March, 2018, by and between Ocugen, Inc., a Delaware corporation (the “Company”), and Rasappa Arumugham, an individual (“Employee”).

WITNESSETH:

WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of December 21, 2016 (the “Agreement”);

WHEREAS, the Company and Employee now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

2. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.1 Company hereby employs Employee and Employee hereby accepts appointment as the Company’s Chief Scientific Officer (“CSO”), reporting to the Chief Executive Officer (“CEO”) of the Company. Employee shall be a member of the Executive Management Team. Employee shall be responsible for all duties customarily assigned to the position of CSO, as well as those other duties and such other authority as specified by the CEO.”

3. All references in the Agreement to “Vice President” shall be replaced with “CSO.” Exhibit A to the Agreement, and all references thereto, shall be deleted in their entirety.

4. Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.1 Employee shall receive base compensation at the gross annual rate (without regard to authorized tax or other legally required deductions and withholdings) of $287,000, payable in installments in accordance with the Company’s regular payroll practices if effect from time to time.”

5. Section 4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“In the sole discretion of the CEO within the guidelines set by the Board for the Executive Management Team, the Company may pay to Employee an annual bonus of up to 30% of Employee’s base compensation, based upon performance criteria set for Employee by the Board and certain other factors, including the Company’s performance, financial stability, availability of cash, industry benchmarks and standards and market conditions. Any annual bonus so awarded shall be payable by February 28th of each year for the Employee’s performance in the previous year (the “Measuring Year”). To be eligible for an annual bonus, the Employee must be employed on December 31st of the Measuring Year.”

6. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall continue in full force and effect.

[Execution page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY:	OCUGEN , INC.

	BY:	/s/ Shankar Musunuri
Shankar Musunuri
EMPLOYEE:

	BY:	/s/ Rasappa Arumugham
Rasappa Arumugham